UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 26, 2014

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota	55474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2014, W. Walker Lewis submitted notice of his resignation from the Board of Directors (“Board”) of Ameriprise Financial, Inc. (the “Company”) effective as of the adjournment of the regular Board meeting held October 2, 2014. Mr. Lewis informed the Board that he is resigning in order to focus on personal and other business commitments and that his resignation is not the result of any disagreement with the Company.

“On behalf of the Board and our Executive Leadership Team, I would like to thank Walker for his distinguished service to the Company and its shareholders,” said Jim Cracchiolo, chairman and chief executive officer. “Walker has served as a director since we became a public company in 2005 and has made significant contributions to the development and success of our business in that time. We wish him all the best in his future endeavors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(Registrant)

Date: October 2, 2014	By:	/s/ Thomas R. Moore
Thomas R. Moore
Vice President, Chief Governance Officer
and Corporate Secretary